EXHIBIT 10.3
Summary of Compensation Arrangements
for Chief Financial Officer
     The following is a summary of the compensation arrangements for Bradley B. Rush, chief financial officer of the Company, effective August 4, 2005:
•	an annual base salary in the amount of $325,000;

•	eligible to receive a 2005 target bonus amount in the range of $0 to $224,000; and

•	a grant on August 4, 2005 of 25,000 shares of restricted stock, which shares vest on the first date after August 4, 2010 that is during a window period in which the Company’s insiders are not restricted from selling Company common stock.